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                                                                    EXHIBIT 10.3

                        COMMUNITY SHORES BANK CORPORATION

               FIRST AMENDMENT TO 1998 EMPLOYEE STOCK OPTION PLAN

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                      As adopted by the Board of Directors
                               on November 5, 1998

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ARTICLE I - PURPOSE

         On September 10, 1998 the Board of Directors of Community Shores Bank Corporation (the "Company") adopted the Community Shores Bank Corporation 1998 Employee Stock Option Plan (the "Plan"); and on the same date the Plan was approved by the sole shareholder of the Company. In late October of 1998, in connection with a review by the Federal Deposit Insurance Corporation ("FDIC") of the application for deposit insurance submitted on behalf of Community Shores Bank, a representative of the FDIC, after reviewing the Plan and considering the FDIC Statement of Policy regarding Application for Deposit Insurance, effective October 1, 1998 (the "Policy Statement"), suggested certain revisions be made to the Plan. The representative indicated that the making of such revisions would conform the Plan more closely to the provisions of the Policy Statement and expedite the FDIC approval of the application for deposit insurance. In order to make the suggested revisions, the Board of Directors is amending the Plan as set forth in this First Amendment to the Plan ("First Amendment").

ARTICLE II - AMENDMENTS

         2.1 Amendment to Section 6.4(b) of the Plan. Section 6.4(b) of the Plan is amended by adding a new sentence to the end of Section 6.4(b) so that the entire Section 6.4(b) shall read as follows:

                  (b) Subject to the terms and conditions of the option agreement and unless canceled prior to exercise, each Option shall be exercisable in whole or in part in installments at such time or times as the Board of Directors may prescribe and specify in the applicable option agreement. However, subject to the provisions of Section 7.1 of the Plan (Change in Control), no Option shall become exercisable on a schedule that permits the Option to be exercised at a faster rate than 25% of the stock covered by the Option at the time of grant, and an additional 25% of the stock covered by the Option as of the end of each of the first, second, and third



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         years after the date the option was granted; accordingly permitting up to 25% of the Option to be exercised immediately upon grant, up to 50% of the Option to be exercised after one year, up to 75% of the Option to be exercised after two years, and up to 100% of the Option to be exercised three years or more after the date the Option is granted.

         2.2 Amendment to add a new Section 6.8.Article VI of the Plan is amended by adding a new Section 6.8 to the end of Article VI of the Plan that provides in full as follows:

                  6.8 Mandatory Exercise or Termination of Options. The primary federal regulator of any bank Subsidiary may direct the Company to require persons holding Options to exercise or forfeit their Options, to the extent that they are then exercisable, if the bank Subsidiary's capital falls below the minimum requirements, as determined by the bank Subsidiary's state or primary federal regulator. In the event that the Company receives any such direction, the Company shall notify the holders of Options in writing of the direction received, and such holders of Options shall within 30 days after receipt of such notice from the Company exercise all of their Options to the fullest extent that they are, by their terms, then exercisable. Nothwithstanding any other provision of the Plan, to the extent that the holder of any Option does not within such period exercise the Option to the fullest extent that it is then exercisable, such Option shall no longer be exercisable with respect to the shares of the Company for which the Option could have been so exercised, but were not.

ARTICLE III - EFFECIVENESS OF FIRST AMENDMENT

         This First Amendment was adopted by the Board of Directors on November 5, 1998, subject to the approval of the sole shareholder of the Company, and was approved by such shareholder on November 5, 1998. Except as specifically amended by this First Amendment, the Plan shall remain in full force and effect, as previously adopted by the Board of Directors and approved by the sole shareholder of the Company on September 10, 1998.